UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): April 30, 2008

ROK ENTERTAINMENT GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18565	93-0947570
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ROK House, Kingswood Business Park
Holyhead Road, Albrighton
Wolverhampton WV7 3AU
United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-1902-374896

__________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ROK Entertainment Group Inc.

April 30, 2008

Item 8.01. Other Events.

On April 30, 2008, ROK Entertainment Group Inc. reached final signed agreement with 100% of the preference shareholders, and just over 90% of the ordinary shareholders, of Jalipo Limited, a Guernsey registered company, to acquire all ownership of Jalipo for total consideration of 600,000 shares of ROK common stock.

Jalipo wholly owns Jalipo Media Limited, a UK registered company, and the only operating arm of Jalipo. Jalipo is an IPTV (Internet protocol television) company offering live streaming of TV content over the Internet. ROK considers this to be a good fit with its delivery portfolio and sees synergies with mobile television. ROK views this acquisition as a strategic technology transaction and expects to fold Jalipo’s content management arm into its own similar function.

We announced the Jalipo acquisition in a press release issued on May 6, 2008, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.     Description

99.1           Press Release of ROK Entertainment Group Inc. issued on May 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2008	ROK ENTERTAINMENT GROUP INC.

By: /s/ Laurence Alexander
Laurence Alexander
President and Chief Executive Officer